UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 11, 2012
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, Michael H. Hickey, Vice President and General Counsel, announced his retirement effective December 31, 2012. Mr. Hickey will immediately transition out of his responsibilities as General Counsel, but will remain available during a transition period.

At his retirement, Mr. Hickey will be eligible to receive a bonus payment for 2012 performance. Mr. Hickey’s outstanding restricted stock grants will be vested. Additionally, Mr. Hickey will be paid, at Company’s option, cash or shares for all performance share units (PSUs) granted in 2010, for two-thirds of the PSUs granted in 2011, and for one-third of the PSUs granted in 2012, with each grant multiplied by the percentage approved by the Compensation Committee of the Board of Directors of the Company after it considers the performance against plan metrics after the end of each plan period.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2012	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer